UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2017

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan   48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry into a Material Definitive Agreement

Creation of a Direct Financial Obligation

On March 1, 2017, the Registrant and HEP Investments, LLC, a Michigan limited liability company (“Lender”), entered into the following documents, effective as of March 1, 2017: (i) Eighth Amendment to Loan Agreement under which the Lender has agreed to advance up to a total of $17,500,000 to the Registrant, subject to certain conditions, and (ii) a Ninth Amended and Restated Senior Secured Convertible Promissory Note.  The Eighth Amendment to Loan Agreement amends and restates the Seventh Amendment to Loan Agreement, which was entered into with HEP Investments on September 30, 2016 and disclosed in the Registrant’s Form 8-K Current Report filed on October 5, 2016.  The Ninth Amended and Restated Senior Secured Convertible Promissory Note resets the total outstanding debt as of March 1, 2017 and provides for a maturity date of September 30, 2018.  The total outstanding debt as of March 1, 2017 is $12,982,203.  This amount includes unpaid principal of $9,427,200, interest outstanding as of February 28, 2017 of $2,955,002 and restructuring and legal fees of $600,000,

The Company, as consideration for the extension of the maturity date to September 30, 2018, agreed to provide for the conversion of the $12,982,203 Convertible Promissory Note into the Registrant’s restricted common stock at $.10 per share, with interest at the rate of 11% per annum.

The related indebtedness represented by this note shall be paid to the Lender in monthly installments of interest only beginning on July 1, 2017 and continuing on the first day of each month thereafter.

Based on the above, the total shares of common stock, if the Lender converted the complete $12,982,203 convertible debt, would be 129,822,030 shares, not including any interest due which may be converted into common stock.

Amounts advanced under the Note are secured by all the Registrant’s assets.

The Registrant has agreed to pay the following fees in connection with the Loan transaction (when the final $4,017,797 in funding is achieved): (i) a $361,602 closing fee, consisting of $216,961 in cash, and $144,641 paid in shares of common stock, which will be accomplished by the issuance of common stock valued at various amounts based on the timing of the funding and the related stock price.

The Registrant has made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan.  These agreements include an agreement not to make any change in the Registrant’s senior management. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.42 – Eighth Amendment to Loan Agreement with HEP Investments, LLC dated March 1, 2017

Exhibit 10.43 – Ninth Amended and Restated Senior Secured Convertible Promissory Note HEP Investments, LLC dated March 1, 2017

Exhibit 99.1 – Press Release dated March 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date:  March 6, 2017

By:  /s/ PHILIP M. RICE, II

 Philip M. Rice, II

 Chief Financial Officer